Exhibit 99.1

Avago Technologies Limited Announces Second Quarter

Fiscal Year 2015 Financial Results

•	Quarterly GAAP gross margin of 52 percent; Quarterly non-GAAP gross margin from continuing operations of 61 percent

•	Quarterly GAAP diluted EPS of $1.21; Quarterly non-GAAP diluted EPS from continuing operations of $2.13

SAN JOSE, Calif., and SINGAPORE – May 28, 2015 – Avago Technologies Limited

(Nasdaq: AVGO), a leading semiconductor device supplier to the wireless, enterprise storage, wired, and industrial end markets, today reported financial results for the second quarter of its fiscal year 2015, ended May 3, 2015, and provided guidance for the third quarter of its fiscal year 2015.

Basis of Presentation

Avago’s financial results include results from LSI Corporation’s (“LSI”) continuing operations starting the third fiscal quarter of 2014, and from PLX Technology Inc. (“PLX”) starting in the fourth fiscal quarter of 2014, in each case from the date of their acquisition. The financial results from LSI’s flash and Axxia businesses, which were sold, have been classified as discontinued operations in the Company’s financial statements and the results of operations from these businesses are not included in the results presented below, unless otherwise stated.

The financial results provided below for the second fiscal quarter do not include any operating results of Emulex Corporation, which the Company acquired on May 5, 2015, after the end of the second quarter.

Second Quarter Fiscal Year 2015 GAAP Results

Net revenue was $1,614 million, a decrease of 1 percent from $1,635 million in the previous quarter and an increase of 130 percent from $701 million in the same quarter last year.

Gross margin was $846 million, or 52 percent of net revenue. This compares with gross margin of $826 million, or 51 percent of net revenue last quarter, and gross margin of $357 million, or 51 percent of net revenue in the same quarter last year.

Operating expenses were $428 million. This compares with $425 million in the prior quarter and $197 million for the same quarter last year.

Operating income was $418 million, or 26 percent of net revenue. This compares with operating income of $401 million, or 25 percent of net revenue, in the prior quarter, and $160 million, or 23 percent of net revenue, in the same quarter last year.

Net income, which includes the impact of discontinued operations, was $344 million, or $1.21 per diluted share. This compares with net income of $351 million, or $1.26 per diluted share, for the prior quarter, and net income of $158 million, or $0.61 per diluted share in the same quarter last year.

Avago Technologies Limited Announces Second Quarter Fiscal Year 2015 Financial Results

The Company’s cash balance at the end of the second fiscal quarter was $2.5 billion, compared to $2.6 billion at the end of the prior quarter.

The Company generated $663 million in cash from operations and spent $177 million on capital expenditures in the second fiscal quarter of 2015.

Within the quarter, the Company repaid $605 million of its outstanding term loan.

On March 31, 2015, the Company paid a quarterly cash dividend of $0.38 per ordinary share, totaling approximately $99 million.

Second Quarter Fiscal Year 2015 Non-GAAP Results From Continuing Operations

The differences between our GAAP and non-GAAP results are described generally under “Non-GAAP Financial Measures” below, and presented in detail in the financial reconciliation tables attached to this release.

Net revenue from continuing operations was $1,645 million, a decrease of 1 percent from $1,657 million in the previous quarter, and an increase of 135 percent from $701 million, in the same quarter last year.

Gross margin from continuing operations was $998 million, or 61 percent of net revenue. This compares with gross margin of $974 million, or 59 percent of net revenue last quarter, and gross margin of $381 million, or 54 percent of net revenue, in the same quarter last year.

Operating income from continuing operations was $701 million, or 43 percent of net revenue. This compares with operating income from continuing operations of $681 million, or 41 percent of net revenue, in the prior quarter, and $233 million, or 33 percent of net revenue, in the same quarter last year.

Net income from continuing operations was $620 million, or $2.13 per diluted share. This compares with net income of $596 million, or $2.09 per diluted share last quarter, and net income of $223 million, or $0.85 per diluted share, in the same quarter last year.

Second Quarter Fiscal Year 2015 Non-GAAP Results				Change
(Dollars in millions, except EPS)	Q2 15	Q1 15	Q2 14	Q/Q		Y/Y
Net Revenue	$1,645	$1,657	$701		-1%		+135%
Gross Margin	61%	59%	54%		+2ppt		+7ppt
Operating Expenses	$297	$293	$148	+$	4	+$	149
Net Income	$620	$596	$223	+$	24	+$	397
Earnings Per Share - Diluted	$2.13	$2.09	$0.85	+$	0.04	+$	1.28

“We delivered solid second quarter revenue while significantly exceeding gross margin and EPS expectations for the quarter,” said Hock Tan, President and CEO of Avago Technologies Limited. “We expect to resume revenue growth in the third quarter driven by strength in our wireless and enterprise storage segments”.

Avago Technologies Limited Announces Second Quarter Fiscal Year 2015 Financial Results

Other Quarterly Data

	Percentage of Net Revenue			Growth Rates
Net Revenue by Segment	Q2 15*	Q1 15*	Q2 14	Q/Q	Y/Y
Wireless Communications	35	40	50	-13%	66%
Enterprise Storage	28	29	—	-4%	—
Wired Infrastructure	23	21	31	10%	74%
Industrial & Other	14	10	19	38%	64%

* Represents percentages of non-GAAP net revenue

Key Statistics (Dollars in millions)	Q2 15	Q1 15	Q2 14
Cash From Operations	$663	$481	$251
Depreciation	$58	$54	$35
Amortization	$172	$172	$26
Capital Expenditures	$177	$162	$73
Non-GAAP Days Sales Outstanding	42	39	42
Non-GAAP Inventory Days On Hand	69	67	86

Third Quarter Fiscal Year 2015 Business Outlook

Based on current business trends and conditions, the outlook for continuing operations for the third quarter of fiscal year 2015, ending August 2, 2015, including projected contributions from the Emulex acquisition, is expected to be as follows:

	GAAP	Reconciling Items	Non-GAAP
Sequential Change in Net Revenue	$1,729M +/-$25M	$11M	$1,740M +/-$25M
Gross Margin	49.5% +/-1%	$187M	60.00% +/-1%
Operating Expenses	$513M	$178M	$335M
Interest and Other	$42M	($1M)	$43M
Taxes	$15M	$25M	$40M
Diluted Share Count	287M	8M	295M

Avago Technologies Limited Announces Second Quarter Fiscal Year 2015 Financial Results

Projected reconciling items:

•	Non-GAAP Revenue includes $11 million of LSI intellectual property licensing revenue not included in GAAP revenue as a result of the effects of purchase accounting for the LSI acquisition;

•	Non-GAAP Gross Margin includes the effects of $11 million of LSI intellectual property licensing revenue and excludes the effects of $118 million of amortization of intangible assets, $46 million of inventory step-up charges to record Emulex inventory at fair value, as part of the purchase accounting for the Emulex acquisition, $8 million of share-based compensation expense, $3 million of restructuring charges, and $1 million of acquisition-related costs;

•	Non-GAAP Operating Expenses exclude $74 million of share-based compensation, $62 million of amortization of intangible assets, $25 million of restructuring charges and $17 million of acquisition-related costs;

•	Non-GAAP interest and other excludes $1 million of gain on extinguishment of debt; and

•	$25 million provision at the Taxes line represents the tax effects of the reconciling items noted above.

Capital expenditures for the third fiscal quarter are expected to be approximately $160 million. For the third fiscal quarter, depreciation is expected to be $52 million and amortization is expected to be $180 million.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. The guidance also excludes any impact from any mergers, acquisitions and divestiture activity that may occur during the quarter. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Financial Results Conference Call

Avago Technologies Limited will host a conference call to review its financial results for the second quarter of fiscal year 2015, and to provide guidance for the third quarter of fiscal year 2015, today at 5:00 a.m. Pacific Time. Those wishing to access the call should dial (877) 703-6103; International +1 (857) 244-7302. The passcode is 44092275. A replay of the call will be accessible for one week after the call. To access the replay dial (888) 286-8010; International +1 (617) 801-6888; and reference the passcode: 12012367. A webcast of the conference call will also be available in the “Investors” section of Avago’s website at www.avagotech.com.

Non-GAAP Financial Measures

In addition to GAAP reporting, Avago provides investors with net revenue, net income, operating income, gross margin, operating expenses and other data, on a non-GAAP basis. This non-GAAP information includes the effect of purchase accounting on revenues, and excludes amortization of

Avago Technologies Limited Announces Second Quarter Fiscal Year 2015 Financial Results

intangible assets, share-based compensation expense, restructuring charges, acquisition-related costs, including integration costs, purchase accounting effect on inventory, write-off of debt issuance costs, income (loss) from and gain or loss on discontinued operations and income tax effects of non-GAAP reconciling adjustments. Management does not believe that these items are reflective of the Company’s underlying performance. The presentation of these and other similar items in Avago’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Avago believes this non-GAAP financial information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

About Avago Technologies Limited

Avago Technologies Limited is a leading designer, developer and global supplier of a broad range of analog, digital, mixed signal and optoelectronics components and subsystems with a focus in III-V compound and CMOS based semiconductor design and processing. Avago’s extensive product portfolio serves four primary target markets: wireless communications, enterprise storage, wired infrastructure, and industrial and other.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements that address our expected future business and financial performance. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future Company or industry performance, based on management’s judgment, beliefs, current trends and market conditions, and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, we caution you not to place undue reliance on these statements. Particular uncertainties that could materially affect future results include any loss of our significant customers and fluctuations in the timing and volume of significant customer demand; delays, challenges and expenses associated with integrating acquired companies with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected from acquisitions we may make, including our recent acquisitions of LSI Corporation, PLX Technology Inc., and Emulex Corporation; our ability to increase our internal manufacturing capacity to meet customer demand; our ability to accurately estimate customers’ demand and adjust supply chain and third party manufacturing capacity accordingly; our ability to improve our manufacturing efficiency and quality; cyclicality in the semiconductor industry or in our target markets; increased dependence on the volatile wireless handset market and on the enterprise storage market; global economic conditions and concerns; quarterly and annual fluctuations in operating results; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of those design wins; rates of growth in our target markets; our dependence on contract manufacturing and outsourced supply chain and our ability to improve our cost structure through our manufacturing outsourcing program; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to maintain tax concessions in certain

Avago Technologies Limited Announces Second Quarter Fiscal Year 2015 Financial Results

jurisdictions; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; dependence on and risks associated with distributors of our products; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; the significant indebtedness incurred by us in connection with the LSI Corporation acquisition, including the need to generate sufficient cash flows to service and repay such debt; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Our Quarterly Report on Form 10-Q filed on March 11, 2015 and our other filings with the Securities and Exchange Commission, or “SEC” (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

Contacts:

Avago Technologies Limited

Ashish Saran

Investor Relations

+1 408 435 7400

investor.relations@avagotech.com

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS—UNAUDITED

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	May 3,	February 1,	May 4,	May 3,	May 4,
	2015	2015	2014	2015	2014
Net revenue	$1,614	$1,635	$701	$3,249	$1,410
Cost of products sold:
Cost of products sold	654	690	326	1,344	673
Purchase accounting effect on inventory	—	4	—	4	—
Amortization of intangible assets	113	113	18	226	36
Restructuring charges	1	2	—	3	5

Total cost of products sold	768	809	344	1,577	714

Gross margin	846	826	357	1,672	696
Research and development	251	235	114	486	221
Selling, general and administrative	108	117	67	225	141
Amortization of intangible assets	59	59	8	118	15
Restructuring charges	10	14	8	24	20

Total operating expenses	428	425	197	853	397

Operating income	418	401	160	819	299
Interest expense	(53)	(54)	(1)	(107)	(1)
Other income (expense), net	(1)	4	—	3	—

Income from continuing operations before income taxes	364	351	159	715	298
Provision for income taxes	25	13	1	38	6

Income from continuing operations	339	338	158	677	292
Income from discontinued operations (including a gain on disposal of $14 million in the fiscal quarter ended February 1, 2015), net of income taxes	5	13	—	18	—

Net income	$344	$351	$158	$695	$292

Basic income per share:
Income per share from continuing operations	$1.31	$1.33	$0.63	$2.63	$1.17
Income per share from discontinued operations, net of income taxes	$0.02	$0.05	$—	$0.07	$—
Net income per share	$1.33	$1.38	$0.63	$2.70	$1.17
Diluted income per share:
Income per share from continuing operations	$1.19	$1.22	$0.61	$2.41	$1.14
Income per share from discontinued operations, net of income taxes	$0.02	$0.04	$—	$0.06	$—
Net income per share	$1.21	$1.26	$0.61	$2.47	$1.14
Shares used in per share calculations:
Basic	258	255	251	257	250
Diluted	284	278	258	281	256
Share-based compensation expense included in continuing operations:
Cost of products sold	$6	$6	$3	$12	$6
Research and development	27	19	10	46	18
Selling, general and administrative	24	24	17	48	30

Total share-based compensation expense	$57	$49	$30	$106	$54

AVAGO TECHNOLOGIES LIMITED

FINANCIAL RECONCILIATION: GAAP TO NON-GAAP—UNAUDITED

(IN MILLIONS, EXCEPT DAYS)

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	May 3,	February 1,	May 4,	May 3,	May 4,
	2015	2015	2014	2015	2014
Net revenue on GAAP basis	$1,614	$1,635	$701	$3,249	$1,410
Acquisition-related purchase accounting revenue adjustment	31	22	—	53	—

Net revenue on non-GAAP basis	$1,645	$1,657	$701	$3,302	$1,410

Gross margin on GAAP basis	$846	$826	$357	$1,672	$696
Acquisition-related purchase accounting revenue adjustment	31	22	—	53	—
Purchase accounting effect on inventory	—	4	—	4	—
Amortization of intangible assets	113	113	18	226	36
Share-based compensation expense	6	6	3	12	6
Restructuring charges	1	2	—	3	5
Acquisition-related costs	1	1	3	2	4

Gross margin on non-GAAP basis	$998	$974	$381	$1,972	$747

Research and development on GAAP basis	$251	$235	$114	$486	$221
Share-based compensation expense	27	19	10	46	18
Acquisition-related costs	3	6	3	9	4

Research and development on non-GAAP basis	$221	$210	$101	$431	$199

Selling, general and administrative expense on GAAP basis	$108	$117	$67	$225	$141
Share-based compensation expense	24	24	17	48	30
Acquisition-related costs	8	10	3	18	20

Selling, general and administrative expense on non-GAAP basis	$76	$83	$47	$159	$91

Total operating expenses on GAAP basis	$428	$425	$197	$853	$397
Amortization of intangible assets	59	59	8	118	15
Share-based compensation expense	51	43	27	94	48
Restructuring charges	10	14	8	24	20
Acquisition-related costs	11	16	6	27	24

Total operating expenses on non-GAAP basis	$297	$293	$148	$590	$290

Operating income on GAAP basis	$418	$401	$160	$819	$299
Acquisition-related purchase accounting revenue adjustment	31	22	—	53	—
Purchase accounting effect on inventory	—	4	—	4	—
Amortization of intangible assets	172	172	26	344	51
Share-based compensation expense	57	49	30	106	54
Restructuring charges	11	16	8	27	25
Acquisition-related costs	12	17	9	29	28

Operating income on non-GAAP basis	$701	$681	$233	$1,382	$457

Other income (expense), net on GAAP basis	$(1)	$4	$—	$3	$—
Write-off of debt issuance costs	13	—	—	13	—

Other income, net on non-GAAP basis	$12	$4	$—	$16	$—

Income from continuing operations before income taxes on GAAP basis	$364	$351	$159	$715	$298
Acquisition-related purchase accounting revenue adjustment	31	22	—	53	—
Purchase accounting effect on inventory	—	4	—	4	—
Amortization of intangible assets	172	172	26	344	51
Share-based compensation expense	57	49	30	106	54
Restructuring charges	11	16	8	27	25
Acquisition-related costs	12	17	9	29	28
Write-off of debt issuance costs	13	—	—	13	—

Income before income taxes on non-GAAP basis	$660	$631	$232	$1,291	$456

Provision for income taxes on GAAP basis	$25	$13	$1	$38	$6
Income tax effects of non-GAAP reconciling adjustments	15	22	8	37	10

Provision for income taxes on non-GAAP basis	$40	$35	$9	$75	$16

Net income on GAAP basis	$344	$351	$158	$695	$292
Acquisition-related purchase accounting revenue adjustment	31	22	—	53	—

AVAGO TECHNOLOGIES LIMITED

FINANCIAL RECONCILIATION: GAAP TO NON-GAAP—UNAUDITED

(IN MILLIONS, EXCEPT DAYS)

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	May 3,	February 1,	May 4,	May 3,	May 4,
	2015	2015	2014	2015	2014
Purchase accounting effect on inventory	—	4	—	4	—
Amortization of intangible assets	172	172	26	344	51
Share-based compensation expense	57	49	30	106	54
Restructuring charges	11	16	8	27	25
Acquisition-related costs	12	17	9	29	28
Write-off of debt issuance costs	13	—	—	13	—
Income tax effects of non-GAAP reconciling adjustments	(15)	(22)	(8)	(37)	(10)
Discontinued operations, net of income taxes	(5)	(13)	—	(18)	—

Net income on non-GAAP basis	$620	$596	$223	$1,216	$440

Shares used in per share calculation—diluted on GAAP basis	284	278	258	281	256
Non-GAAP adjustment	7	7	5	7	5

Shares used in per share calculation—diluted on non-GAAP basis(1)	291	285	263	288	261

Days sales outstanding on GAAP basis	43	40
Non-GAAP adjustment	(1)	(1)

Days sales outstanding on non-GAAP basis(2)	42	39

Inventory Days on Hand on GAAP basis	68	66	84
Non-GAAP adjustment	1	1	2

Inventory Days on Hand on non-GAAP basis(3)	69	67	86

(1)	The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.
(2)	Days sales outstanding on a non-GAAP basis includes the impact of the acquisition-related purchase accounting revenue adjustment and excludes the impact of accounts receivable related to discontinued operations.
(3)	Inventory days on hand on a non-GAAP basis excludes the impact of purchase accounting on inventory, amortization of intangible assets, share-based compensation expense, restructuring charges, acquisition-related costs, and cost of products sold attributable to discontinued operations.

AVAGO TECHNOLOGIES LIMITED

GAAP AND NON-GAAP NET REVENUE BY SEGMENT—UNAUDITED

(IN MILLIONS, EXCEPT PERCENTAGES)

	Fiscal Quarter Ended
	May 3, 2015				February 1, 2015				May 4, 2014	Growth Rates
	GAAP		Non- GAAP		GAAP		Non- GAAP		GAAP	GAAP		Non-GAAP
										Q/Q	Y/Y	Q/Q	Y/Y
Net revenue by segment:
Wireless Communications	$576	36%	$576	35%	$664	41%	$664	40%	$348	-13%	66%	-13%	66%
Enterprise Storage	467	29	467	28	486	30	486	29	—	-4%	—	-4%	—
Wired Infrastructure	382	23	382	23	347	21	347	21	219	10%	74%	10%	74%
Industrial & Other	189	12	220	14	138	8	160	10	134	37%	41%	38%	64%

Total net revenue	$1,614	100%	$1,645	100%	$1,635	100%	$1,657	100%	$701

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS—UNAUDITED

(IN MILLIONS)

	May 3,	November 2,
	2015	2014 (1)
ASSETS
Current assets:
Cash and cash equivalents	$2,508	$1,604
Trade accounts receivable, net	758	782
Inventory	490	519
Assets held-for-sale	4	628
Other current assets	316	302

Total current assets	4,076	3,835
Property, plant and equipment, net	1,344	1,158
Goodwill	1,596	1,596
Intangible assets, net	3,280	3,617
Other long-term assets	236	285

Total assets	$10,532	$10,491

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$501	$515
Employee compensation and benefits	181	219
Other current liabilities	178	236
Current portion of long-term debt	46	46

Total current liabilities	906	1,016
Long-term liabilities:
Long-term debt	3,926	4,543
Convertible notes payable to related party—non-current	926	920
Pension and post-retirement benefit obligations	481	506
Other long-term liabilities	232	263

Total liabilities	6,471	7,248

Shareholders’ equity:
Ordinary shares, no par value	2,319	2,009
Retained earnings	1,791	1,284
Accumulated other comprehensive loss	(49)	(50)

Total shareholders’ equity	4,061	3,243

Total liabilities and shareholders’ equity	$10,532	$10,491

(1)	Amounts as of November 2, 2014 have been derived from audited financial statements as of that date.

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS—UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	May 3,	February 1,	May 4,	May 3,	May 4,
	2015	2015	2014	2015	2014
Cash flows from operating activities:
Net income	$344	$351	$158	$695	$292
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	230	226	61	456	118
Amortization of debt issuance costs and accretion of debt discount	7	7	—	14	—
Share-based compensation	57	49	30	106	54
Tax benefits of share-based compensation	52	21	8	73	12
Excess tax benefits from share-based compensation	(50)	(20)	(8)	(70)	(11)
Gain on sale of business	—	(14)	—	(14)	—
Deferred taxes	4	(6)	(2)	(2)	(2)
Other	13	11	—	24	(3)
Changes in assets and liabilities, net of acquisitions and disposals:					—
Trade accounts receivable, net	(40)	64	4	24	99
Inventory	10	33	(15)	43	(16)
Accounts payable	55	(78)	8	(23)	(16)
Employee compensation and benefits	49	(90)	27	(41)	(12)
Other current assets and current liabilities	(25)	(66)	(4)	(91)	(11)
Other long-term assets and long-term liabilities	(43)	(7)	(16)	(50)	(24)

Net cash provided by operating activities	663	481	251	1,144	480

Cash flows from investing activities:
Proceeds from sales of businesses	—	650	—	650	—
Purchases of property, plant and equipment	(177)	(162)	(73)	(339)	(125)
Proceeds from disposals of property, plant and equipment	37	26	—	63	—
Purchases of investments	(9)	—	—	(9)	—
Proceeds from sale of investments	—	—	14	—	14

Net cash provided by (used in) investing activities	(149)	514	(59)	365	(111)

Cash flows from financing activities:
Debt repayments	(605)	(12)	—	(617)	—
Issuance of ordinary shares	79	51	34	130	53
Repurchases of ordinary shares	—	—	—	—	(12)
Dividend payments to shareholders	(99)	(89)	(68)	(188)	(130)
Excess tax benefits from share-based compensation	50	20	8	70	11
Proceeds from government grants	—	—	—	—	2

Net cash used in financing activities	(575)	(30)	(26)	(605)	(76)

Net change in cash and cash equivalents	(61)	965	166	904	293
Cash and cash equivalents at beginning of period	2,569	1,604	1,112	1,604	985

Cash and cash equivalents at end of period	$2,508	$2,569	$1,278	$2,508	$1,278